Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(328,161,264)
Unrealized Gain (Loss) on Market Value of Futures	(214,525,905)
Dividend Income	5,943
Interest Income	108,386
ETF Transaction Fees	34,000
Total Income (Loss)	$(542,538,840)

Expenses
General Partner Management Fees	$886,129
Brokerage Commissions	377,255
Professional Fees	72,302
NYMEX License Fee	29,538
SEC & FINRA Registration Expense	27,583
Non-interested Directors' Fees and Expenses	16,638
Prepaid Insurance Expense	8,269
Total Expenses	$1,417,714
Net Income (Loss)	$(543,956,554)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/15	$2,280,394,493
Additions (69,500,000 Shares)	1,169,052,280
Withdrawals (23,000,000 Shares)	(386,663,080)
Net Income (Loss)	(543,956,554)

Net Asset Value End of Month	$2,518,827,139
Net Asset Value Per Share (160,900,000 Shares)	$15.65

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612